FOR IMMEDIATE RELEASE

Contact: Anu Ahluwalia

(212) 299-2439

NYMEX APPOINTS KENNETH SHIFRIN AS CHIEF FINANCIAL OFFICER

New York, NY, October 24, 2006 -- NYMEX Holdings, Inc., parent company of the New York Mercantile Exchange, Inc., announced today that it has named Kenneth Shifrin as its Chief Financial Officer.

Mr. Shifrin succeeds Jerome Bailey, who has resigned from NYMEX after serving as CFO and Chief Operating Officer. Mr. Bailey will act as an advisor to the company through its initial public offering.

"We are very pleased to have Ken assume this role on NYMEX's senior executive team," said NYMEX President and Chief Executive Officer James E. Newsome. "Ken's in-depth knowledge of the various aspects of our business will be an enormous asset to all of our constituencies as we continue moving NYMEX forward. We thank Jerry for his tireless service to NYMEX and appreciate his willingness to act as an advisor to the company through its initial public offering.

Mr. Shifrin joined NYMEX in January 2004, most recently serving as Senior Vice President of Finance. Previously, he held senior financial management positions at Electronic Broking Systems, Gateway Logistics and Hirsch International. Mr. Shifrin, a Certified Public Accountant, holds a Masters of Business Administration degree in accounting from Adelphi University and a Bachelor of Arts degree in economics from the State University of New York at Stony Brook.

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